FIFTH AMENDMENT TO
LOAN AND SERVICING AGREEMENT
(Golub Capital BDC Funding LLC)

THIS FIFTH AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of December 13, 2012 (this “Amendment”), is entered into by and among GOLUB CAPITAL BDC Funding LLC, as the Borrower (the “Borrower”), GOLUB CAPITAL BDC, INC., as the Transferor and the Servicer, the Institutional Lender identified on the signature pages hereto, WELLS FARGO BANK, N.A., as the Collateral Agent, the Account Bank and the Collateral Custodian, and WELLS FARGO SECURITIES, LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the above-named parties have entered into that certain Loan and Servicing Agreement, dated as of July 21, 2011 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Borrower, the Transferor, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, and the Collateral Agent, the Account Bank and the Collateral Custodian;

WHEREAS, pursuant to and in accordance with Section 11.01 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.

SECTION 2. Amendment.

2.1 The last sentence to the definition of “Adjusted Borrowing Value” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

“Amounts in excess of $15,000,000 with respect to a single Obligor (including any Affiliate thereof) shall not be included in the Adjusted Borrowing Value of the applicable Eligible Loan Assets.”

2.2 The definition of “Maximum Facility Amount” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

““Maximum Facility Amount” means the aggregate Commitments as then in effect, which amount shall not exceed $150,000,000; provided that at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.”

2.3 The definition of “Minimum Equity Amount” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

““Minimum Equity Amount” means, as of any date of determination, an amount equal to the greater of (a) $40,000,000 and (b) the sum of the Adjusted Borrowing Value of all Eligible Loan Assets of the three largest Obligors included in the Collateral Portfolio.”

2.4 The Commitment of Wells Fargo Bank, N.A. on Annex A to the Agreement shall be amended and restated as “$150,000,000”.

SECTION 3. Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.

SECTION 4. Representations and Warranties.

The Borrower hereby represents and warrants as of the date of this Amendment as follows:

(a) this Amendment has been duly executed and delivered by it;

(b) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(c) there is no Event of Default, Unmatured Event of Default, or Servicer Termination Event that is continuing or would result from entering into this Amendment.

SECTION 5. Conditions to Effectiveness.

The effectiveness of this Amendment is subject to receipt by the Administrative Agent of

(a) executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of this Amendment; and

(b) all fees due and payable pursuant to the Fee Letter Agreement, dated as of December 13, 2012, between the Borrower, the Transferor and the Administrative Agent.

SECTION 6. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

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(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	GOLUB CAPITAL BDC FUNDING LLC
	By:	/s/ David B. Golub
Name: David B. Golub
Title: Vice Chairman and President

THE TRANSFEROR AND SERVICER:	GOLUB CAPITAL BDC, INC.
	By:	/s/ David B. Golub
Name: David B. Golub
Title: Vice Chairman and President

THE COLLATERAL AGENT, ACCOUNT BANK AND COLLATERAL CUSTODIAN:	WELLS FARGO BANK, N.A.
	By:	/s/ Michael Roth
Name: Michael Roth
Title: Vice President

[Signatures Continue on the Following Page]

Fifth Amendment to LSA

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ADMINISTRATIVE AGENT:	WELLS FARGO SECURITIES, LLC
	By:	/s/ Allan Schmitt
Name: Allan Schmitt
Title: Vice President

THE INSTITUTIONAL LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Kevin Sunday
Name: Kevin Sunday
Title: Director

Fifth Amendment to LSA

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